                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                February 4, 1998
               -------------------------------------------------
               (Date of Report, Date of Earliest Event Reported)

                                 Sepracor Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-19410                                           22-2536587
------------------------                              ------------------
(Commission File Number)                               (I.R.S Employer
                                                      Identification No.)


111 Locke Drive, Marlborough, Massachusetts                01757
---------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                                 (508) 481-6700
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

     On February 4, 1998, Sepracor Inc. (the "Company") announced that it has entered into a collaboration and license agreement with Janssen Pharmaceutica N.V., a wholly-owned subsidiary of Johnson & Johnson, relating to the development and marketing of norastemizole. A copy of the press release relating to this announcement is attached as EXHIBIT 99.1.

     On February 4, 1998, the Company announced that it proposes to offer a new issue of $130 million of Convertible Subordinated Debentures (plus up to an additional $19.5 million of such debentures to cover over-allotments), which are convertible into shares of the Company's Common Stock, $.10 par value, at a price to be determined. A copy of the press release relating to this announcement is attached hereto as EXHIBIT 99.2.

     On February 5, 1998, the Company announced that it has priced $165 million of its 6 1/4% Convertible Subordinated Debentures due February 15, 2005 which are convertible into shares of the Company's Common Stock at a conversion price of $47.3688 per share. A copy of the press release relating to this announcement is attached hereto as EXHIBIT 99.3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 5, 1998                    SEPRACOR INC.

                                           By: /s/ Robert F. Scumaci
                                              ----------------------------------
                                              Robert F. Scumaci
                                              Senior Vice President,
                                              Finance and Administration

                                 EXHIBIT INDEX

 99.1         Press Release dated February 4, 1998.

 99.2         Press Release dated February 4, 1998.

 99.3         Press Release dated February 5, 1998.